SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event reported):
                                     November 16, 1999


                                CDBEAT.COM, INC.

            ----------------------------------------------------------
                   (Exact name of Registrant as specified in its charter)


                                    Delaware
            ----------------------------------------------------------
                       (State or other jurisdiction of incorporation)


        333-70663
 (Commission File Number)                               06-1529524
                                           (I.R.S. Employer Identification No.)

              29 West 57th Street, 9th Floor, New York, New York 10019 (Address of principal executive offices)
(Zip Code)


            Registrant's telephone number, including area code: (212)
                                     583-0300


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Item 1.  Changes in Control of Registrant.

            In connection with a Contribution Agreement dated as of October 29, 1999 between Cakewalk LLC ("Cakewalk") and CDBeat.com, Inc. (the "Company") (the "Original Agreement"), as amended by an Amendment Agreement, dated as of November 16, 1999, among the Company, Cakewalk, 32 Records LLC, a wholly owned subsidiary of the Company ("32 Records"), Atlantis Equities, Inc. ("Atlantis") and Dylan LLC ("Dylan"), an affiliate of Atlantis (the "Amendment Agreement," and together with the Original Agreement, the "Contribution Agreement"), Cakewalk contributed and assigned to 32 Records, and 32 Records acquired from Cakewalk, substantially all of the assets and liabilities relating to the business of Cakewalk in exchange for 8,307,785 shares of the Common Stock of the Company, which number of shares equal approximately 46% of the issued and outstanding Common Stock of the Company (after giving effect to the transactions consummated pursuant to the Contribution Agreement). Following the issuance of the shares of the Common Stock of the Company to Cakewalk, Cakewalk intends to distribute the Common Stock to its members in accordance with the terms of Cakewalk's Operating Agreement.


       In addition to the transactions described above, pursuant to the Contribution Agreement, a certain Stock Purchase Warrant held by Atlantis, dated as of September 23, 1999 (the "Atlantis Warrant"), was amended pursuant to a certain Warrant Amendment Agreement, dated as of November 16, 1999, by and between the Company, Atlantis and Dylan (the "Warrant Amendment Agreement"). Pursuant to the Warrant Amendment Agreement, the Atlantis Warrant was split into two warrants, one of which was assigned to Dylan (the "Dylan Warrant"), and the other of which was retained by Atlantis (the "Revised Atlantis Warrant"). Concurrently with the Closing under the Contribution Agreement, (i) Dylan exercised the Dylan Warrant and paid the Company $900,000 for 7,037,183 shares of Company Stock issuable upon exercise of such warrant (the "Dylan Stock"), and
(ii) Atlantis exercised the Revised Atlantis Warrant and paid the Company $100,000 for 781,909 shares of Company Stock issuable upon exercise of the Revised Atlantis Warrant (the "Atlantis Stock") and 762,064 options from the Company which shall be exercisable at $2.50 each until December 31, 2000 (the "Options"). Together, the Dylan Stock and the Atlantis Stock equal approximately 43% of the issued and outstanding Common Stock of the Company (after giving effect to the transactions consummated pursuant to the Contribution Agreement). In light of the transfer of approximately 89% of the issued and outstanding Common Stock of the Company, collectively, to Cakewalk, Dylan and Atlantis pursuant to the transactions consummated pursuant to the Contribution Agreement, a change in control in the Company has occurred.


      Concurrently with the closing under the Contribution Agreement, the Company entered into an Employment Agreement with Robert Miller ("Miller") for an initial term of three years (the "Initial Term"). The Initial Term shall automatically be extended by one additional year at the end of the Initial Term and each subsequent anniversary thereafter (each, a "Renewal Date"), unless, at least one hundred twenty (120) days prior to any such renewal date either Miller or the Company shall deliver written notice to the other that the term will not be further extended. Pursuant to the Employment Agreement, Miller will serve as President, Chief Executive Officer and as a Director of the Company at an initial annual salary of $200,000, subject to such increases or bonuses as the


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Board of Directors of the Company shall  authorize.  The Company also granted to
Miller an option (the "Option") to purchase all or any part of an aggregate of 1,955,750 shares of the Common Stock of the Company (the "Option Shares"), exercisable as follows: (a) up to one-third (1/3) of the Option Shares on or after November 16, 1999; (b) the next one-third (1/3) of the Option Shares on or after November 16, 2000; and (c) the remaining one-third (1/3) of the Option Shares on or after November 16, 2001. The first fifty (50%) percent of the Option Shares are exercisable at $1.30 per share, the next twenty-five (25%) percent of the Option Shares are exercisable at $1.50 per share, and the last twenty-five (25%) percent of the Option Shares are exercisable at $1.75 per share. The Option shall terminate upon the earlier to occur of (i) the expiration of the term of Miller's employment agreement with the Company, or
(ii) five years from the original date of grant of the Option.



       In addition, the Board of Directors of the Company appointed Miller to the Board. The Board of Directors now consists of Joel Arberman and Miller. Pursuant to a Voting Agreement, dated as of November 16, 1999, between Dylan and Miller, in the event that the Board of Directors of the Company is expanded to seven members, Dylan shall have the right to designate two representatives out of seven to the Board of Directors of the Company. Dylan has also agreed to vote all shares of the Common Stock of the Company owned by it in favor of the election to the Board of Directors of the Company of Miller or any designee of Miller, while Miller has agreed to vote all of the shares of the Common Stock of the Company owned by him in favor of the election to the Board of Directors of the Company of the Dylan designees.


Item 2.           Acquisition or Disposition of Assets.

      Upon the closing of the transactions under the Contribution Agreement (the "Closing"), 32 Records : (i) acquired substantially all of Cakewalk's assets including, without limitation, the membership interests of Cakewalk BRE LLC ( "BRE"), a bankruptcy remote limited liability company that upon Closing became a wholly-owned subsidiary of 32 Records, and (ii) assumed substantially all the liabilities of Cakewalk, excluding the liabilities of BRE, which remain as liabilities of BRE. BRE's liabilities principally consist of a secured note in the principal amount of $5.5 million issued to Entertainment Finance International, Inc. ("EFI") pursuant to an Indenture dated as of June 29, 1999 among BRE, EFI and RZO Corporate Administration, Inc. The note bears interest at 10.09% per annum and requires monthly payments of interest for the first year and monthly payments of interest and principal thereafter through the maturity date on June 15, 2009. At the time of the issuance of the note, Cakewalk also issued a warrant to EFI entitling EFI to acquire from Cakewalk up to 15% of the equity units of Cakewalk for nominal consideration. In connection with the consummation of the transactions contemplated by the Contribution Agreement, the Company, 32 Records, BRE and EFI have agreed to remove the antidilution provisions of EFI's warrant and make certain other changes to the documents relating to the note. Such amendments have not been finalized as of the date hereof.

       The business of Cakewalk and that of BRE consists of the development, creation, ownership and exploitation of recorded music, record production, music publishing, CD-ROM, music related merchandising and music video production. See
Item 1, above,  for a description of the  consideration  paid by the Company for


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the  Cakewalk  assets.   The  terms  of  the  Contribution   Agreement  and  the
consideration paid pursuant to the Contribution Agreement were determined in arm's-length negotiations between officers of the Company and officers of Cakewalk. Except as disclosed in Item 1, above, no material relationship exists between Cakewalk and the Company or any of its affiliates, any director or officer of the Company, or any associate of such director or officer.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. As of the date hereof, the required financial statements with respect to the Company's acquisition of the Cakewalk business are not available and therefore are not provided herewith. The registrant will file such financial statements under cover of an amendment on Form 8 to this report as soon as practicable, but in no event later than January 30, 2000.

(b) Pro Forma Financial Information. See item 7(a) above.

(c) Exhibits. The following Exhibits are filed herewith:

Regulation S-K
Exhibit Number

      2 (a) Contribution Agreement, dated as of October 29, 1999 between CDBeat.com, Inc. and Cakewalk LLC.

      2 (b) Amendment Agreement, dated as of November 16, 1999 by and among Atlantis Equities, Inc., Dylan LLC, CDBeat.com, Inc. Cakewalk LLC and 32 Records LLC.

      10 Employment Agreement, dated as of November 16, 1999 between CDBeat.com, Inc.
            and Robert Miller.

      99 Voting Agreement, dated as of November 16, 1999 between Robert Miller and Dylan LLC.




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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CDBEAT.COM, INC.


                              By: /s/ Robert Miller
                                       Robert Miller, President



Dated:      November 30, 1999


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562517.3
                                  EXHIBIT INDEX



  Regulation S-K
  Exhibit Number   Description

       2(a) Contribution Agreement, dated as of October 29, 1999 between CDBeat.com, Inc. and Cakewalk LLC

       2(b) Amendment Agreement, dated as of November 16, 1999 by and among Atlantis Equities, Inc., Dylan LLC, CDBeat.com, Inc. Cakewalk LLC and 32 Records LLC


        10 Employment Agreement, dated as of November 16, 1999 between CDBeat.com, Inc. and Robert Miller

        99 Voting Agreement, dated as of November 16, 1999 between Robert Miller and Dylan LLC









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